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                                                                    Exhibit 23.1

                         Consent of Independent Auditors

                  We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333-87486) and related Prospectus of Trikon Technologies, Inc. for the registration of 1,093,348 shares of its common stock and to the incorporation by reference therein of our report dated February 1, 2002, with respect to the consolidated financial statements and schedule of Trikon Technologies, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

                                                           /s/ Ernst & Young LLP

                                                               ERNST & YOUNG LLP

                  Bristol, England

                  June 12, 2002